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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COBIZ INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CoBiz Inc.

        April 16, 2004

Dear Fellow Shareholder:

        This year's Annual Meeting of Shareholders of CoBiz Inc., a Colorado corporation (the "Company"), will be held at the Hotel Monaco, 1717 Champa Street, Denver, Colorado 80202 on May 20, 2004 at 8:00 a.m., M.D.T. You are cordially invited to attend. The matters to be considered at the meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Shareholders. The Company's Board of Directors recommends that you vote: (i) FOR the election of management's ten nominees to serve as directors of the Company and (ii) FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

        To be certain that your shares are voted at the Annual Meeting, whether or not you plan to attend in person, you should sign, date and return the enclosed proxy as soon as possible. Your vote is important.

        At the Annual Meeting, I will review the Company's activities during the past year and its plans for the future. Shareholders will be given the opportunity to address questions to the Company's management. I hope you will be able to join us.

Sincerely,

Steven Bangert Chairman of the Board and Chief Executive Officer

COBIZ INC.
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

to be held on May 20, 2004

TO THE SHAREHOLDERS OF COBIZ INC.:

        Notice is hereby given that the Annual Meeting of Shareholders of CoBiz Inc., a Colorado corporation (the "Company"), will be held at 8:00 a.m., M.D.T., on May 20, 2004, at the Hotel Monaco, 1717 Champa Street, Denver, Colorado, for the following purposes:

  1.
  To elect ten directors;

  2.
  To consider and vote on the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2004; and

  3.
  To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on April 6, 2004 as the record date for the meeting. Only shareholders of record as of the close of business on that date are entitled to notice of and to vote at the meeting.

        We encourage you to take part in the affairs of your Company either by attending the meeting in person or by executing and returning the enclosed proxy.

By Order of the Board of Directors,

Mary Perrott Smith Secretary of the Board of Directors

Dated: April 16, 2004

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

COBIZ INC.
PROXY STATEMENT

For
ANNUAL MEETING OF SHAREHOLDERS
to be held on May 20, 2004

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CoBiz Inc., a Colorado corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on May 20, 2004, at 8:00 a.m., M.D.T., at the Hotel Monaco, 1717 Champa Street, Denver, Colorado 80202, and at any adjournment thereof.

GENERAL INFORMATION

        A shareholder submitting the enclosed proxy may revoke it at any time before his or her vote is cast at the Annual Meeting by delivering to the Secretary of the Company a written notice of termination of the proxy's authority or of a duly executed proxy bearing a later date or by voting in person at the meeting. Shares entitled to vote and represented by properly completed proxies received prior to the Annual Meeting and not revoked will be voted in the manner directed by the shareholder granting such proxy. If no direction is made in the proxy, the shares represented by the proxy will be voted as recommended by the Board of Directors. This Proxy Statement and the accompanying form of proxy are first being transmitted or delivered to holders of the Company's common stock ("Common Stock") beginning on or about April 16, 2004, together with the Company's 2003 Annual Report to Shareholders.

        Only shareholders of record at the close of business on April 6, 2004 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. As of that date, there were 14,452,372 shares of Common Stock outstanding. Each share is entitled to one vote. Cumulative voting is not permitted. Shares as to which the shareholder instructs the proxy to abstain from voting on any matter or withholds authority to vote for a director will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting but as not voted for purposes of determining the approval of any such matter or the election of directors. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a "broker non-vote"), those shares will be treated in the same manner as abstentions.

        All Annual Meeting proxies, ballots and tabulations that identify individual shareholders are kept secret and no such document will be available for examination, nor will the identity or the vote of any shareholder be disclosed except as may be necessary to meet legal requirements and the laws of Colorado.

        The Company's bylaws provide that the holders of not less than a majority of the shares entitled to vote at any meeting of shareholders, present in person or represented by proxy, will constitute a quorum. Directors are elected by plurality vote (i.e., the ten persons who receive the most votes will be elected). The proposal to ratify the selection of the Company's independent auditors will be approved if more votes are cast for the proposal than are cast against it. Accordingly, an abstention, a broker non-vote or a failure to submit a proxy (assuming a quorum is present) has no effect on the outcome of the election of directors or the votes on those proposals.

        The Company will pay all expenses in connection with the solicitation of proxies. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone calls or facsimile transmissions.

        The Company's principal executive offices are located at 821 17th Street, Denver, Colorado 80202.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

1.     Election of Directors

        The business and affairs of the Company are managed under the direction of its Board of Directors. The Board has the authority under the Bylaws to set the number of directors, which may not be less than three. The number of directors is currently fixed at twelve. Candidates for nomination to the Board are selected by the Governance and Nominating Committee, and recommended to the Board of Directors for approval, in accordance with the guidelines established by such Committee, taking into consideration the overall composition and diversity of the Board and areas of expertise that new Board members might be able to offer. Directors are elected by the shareholders at each Annual Meeting, to serve for a one-year term, which expires on the date of the next Annual Meeting.

        Steven Bangert, Michael B. Burgamy, Jerry W. Chapman, Thomas M. Longust, Jonathan C. Lorenz, Evan Makovsky, Harold F. Mosanko, Howard R. Ross, Noel N. Rothman, and Timothy J. Travis are the ten incumbent directors who are being nominated for re-election at the Annual Meeting. Messrs. Alan R. Kennedy and Mark S. Kipnis are incumbent directors who have withdrawn their names from consideration for re-election at the Annual Meeting. The Board's Governance and Nominating Committee has not nominated candidates to fill the two positions on the board vacated by Messrs. Kennedy and Kipnis, but is actively searching for appropriate replacements. As appropriate replacements are found, the Board may appoint one or more directors to fill the vacant Board seats and to serve until the next Annual Meeting. However, proxies will not be voted at the Annual Meeting for a greater number of persons than the number of nominees named.

        The Board has determined that directors Burgamy, Chapman, Longust, Ross, Rothman and Travis qualify as independent directors under the Nasdaq listing standards as currently in effect. Directors are encouraged but are not required to attend the Annual Meeting. Last year, eleven of twelve directors attended the Annual Meeting.

        Each of the nominees standing for re-election has indicated a willingness to serve, but in case any of them is not a candidate at the Annual Meeting, which is not presently anticipated, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee at their discretion.

The Board of Directors recommends a vote FOR the election of these directors.

        Information regarding director nominees is set forth below:

NOMINEES FOR DIRECTOR

Name:	Steven Bangert
Age:	47
Director since:	September 1994
CoBiz board committee:	Executive Committee
Principal occupation and recent business experience:	Mr. Bangert has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since September 1994. From August 1992 to March 1999, Mr. Bangert served as President and a director of Western Capital Holdings, Inc. ("Western Capital"), formerly the bank holding company for River Valley Bank—Texas, located in McAllen, Texas. From March 1992 to July 1998, Mr. Bangert also served as Chairman of the Board of River Valley Bank—Texas, and, from April 1988 to July 1994, he served as Vice Chairman of the Board and Chief Executive Officer of River Valley Savings Bank—Illinois, a financial institution with locations in Chicago and Peoria, Illinois. From February 1994 to July 1998, Mr. Bangert served as a director and member of the Executive Committee of Lafayette American Bank. He holds a B.S. degree in business administration from the University of Nebraska—Lincoln.
Other directorships:	Mr. Bangert also serves as Chairman of the Board of the Company's wholly owned subsidiary CoBiz Bank, N.A. (the "Bank") and as a director of Colorado Business Leasing, Inc. ("CBL"); CoBiz GMB, Inc. ("GMB"); Financial Designs, Ltd. ("FDL"); CoBiz Insurance, Inc. and Alexander Capital Management Group, LLC ("ACMG"), which are direct or indirect subsidiaries of the Company.
Name:	Michael B. Burgamy
Age:	58
Director since:	May 1998
CoBiz board committees:	Audit Committee; Governance and Nominating Committee
Principal occupation and recent business experience:	From 1999 to April 2001, Mr. Burgamy served as the Chief Financial Officer of Colibri Holding Corporation, a manufacturer of pet products and garden supplies. In April 2001, Mr. Burgamy became a director of Colibri Holding Corporation. From 1991 to 1999, Mr. Burgamy served as the President of Perky-Pet Products Co., a manufacturer of pet products and supplies. From January 1976 to November 1994, he was President of CGS Distributing, Inc., a wholesale distributor of lawn and garden supplies. He holds a B.S. degree in engineering management from the United States Air Force Academy.
Other directorships:	Mr. Burgamy has also served as a director of the Bank since March 1997.

Name:	Jerry W. Chapman
Age:	63
Director since:	May 2003
CoBiz board committee:	Audit Committee
Principal occupation and recent business experience:	Mr. Chapman has 40 years of public accounting and consulting experience. Since 2000, he has served as a consultant to clients requiring strategic, governance and market-driven services. From January 1993 until his retirement in December 1999, Mr. Chapman served as a Senior Consulting Partner with Arthur Andersen LLP. From July 1989 to December 1992, Mr. Chapman operated Insight Partners, a consulting firm he established that offered planning, governance, financial and economic services to financial, healthcare, governmental and not-for-profit organizations. From November 1968 to June 1989, Mr. Chapman was with Ernst & Whinney (now Ernst & Young). From 1977 though June 1989, he served as a partner with the firm, and during the last ten years of this period, served as the Managing Partner of the firm's Southwestern offices. Mr. Chapman is a Certified Public Accountant (retired status) and earned a B.S. degree in Accounting from the University of Great Falls, Montana.
Other directorships:	Mr. Chapman also serves on the Board of Directors and as Audit Committee Chair and designated financial expert for Inter-Tel, Incorporated, a Nasdaq-listed company, and on the Board of Directors of Health Care Excel, an Indiana-based multi-state healthcare quality assurance and consulting organization. He also serves as the Chairman of the Board of HCE Quality Quest, the wholly owned Arizona subsidiary of Health Care Excel.
Name:	Thomas M. Longust
Age:	62
Director since:	March 2001
CoBiz board committee:	Audit Committee
Principal occupation and recent business experience:	Mr. Longust has served as a director of the Company since the Company's acquisition of First Capital Bank of Arizona ("First Capital") in March 2001. From August 1996 until March 2001, Mr. Longust served as a director of First Capital. Mr. Longust is the Chairman and Chief Executive Officer of Longust Distributing Inc., a distributing company headquartered in Phoenix, Arizona, which he founded in 1973. Longust Distributing Inc. is a distributor of floor covering products for Mannington Industries and for the Shaw Mark Division of Shaw Industries. It is also a major importer of ceramic tiles from Europe and South America. Prior to that time, Mr. Longust held management positions at Monsanto and Olin Industries and was an instructor at St. Louis University Business School. Mr. Longust received a Bachelor and a Masters Degree in Finance and Economics from St. Louis University and has completed course work toward a Ph.D. from the same university.
Other directorships:	None.

Name:	Jonathan C. Lorenz
Age:	52
Director since:	March 1995
CoBiz board committee:	Executive Committee
Principal occupation and recent business experience:	Mr. Lorenz has served as Vice Chairman of the Board of Directors of the Company since March 1995. From June 1993 to March 1995, Mr. Lorenz pursued various business investment opportunities, including the formation of First Western Growth Fund, a small business investment company. Mr. Lorenz was employed by Colorado National Bank ("CNB") in various capacities from September 1976 to June 1993. His last position with CNB was Senior Vice President and Manager of Corporate Banking. He holds a B.A. degree in political science and an M.B.A. from the University of Colorado.
Other directorships:	Mr. Lorenz serves as Vice Chairman of the Bank. In addition, he is a director of CBL; FDL; CoBiz Insurance, Inc.; GMB and ACMG, which are direct or indirect subsidiaries of the Company.
Name:	Evan Makovsky
Age:	59
Director since:	January 2003
CoBiz board committee:	None
Principal occupation and recent business experience:	Mr. Makovsky is the co-founder of Shames-Makovsky Realty Company, which specializes in the sale and leasing of commercial, industrial and investment properties. In the mid-1980s Shames-Makovsky Realty Company formed Shames-Makovsky Mortgage Company, which specializes in "gap" financing. He holds a B.S.B.A. degree in Business and an M.S.B.A. degree in Finance from the University of Denver.
Other directorships:	Mr. Makovsky has also served as a director of the Bank since March 1997.
Name:	Harold F. Mosanko
Age:	64
Director since:	March 2001
CoBiz board committee:	None
Principal occupation and recent business experience:	Mr. Mosanko served as First Capital's Chief Executive Officer from 1995 until First Capital's merger into the Bank in September 2001. He became a director of the Company upon the completion of the Company's acquisition of First Capital in March 2001. Prior to 1995, he had 25 years of banking experience at Valley National Bank of Arizona ("Valley"). His positions included Executive Vice President in charge of: Commercial Lending, the Commercial Marketing Group and Senior Branch Administrator. In 1982, Mr. Mosanko left Valley and became a principal in a financial services firm that was active in mergers and acquisitions and financial securities. Mr. Mosanko subsequently returned to Valley in 1984. His last position with Valley was Executive Vice President and Group Manager for the Commercial Lending Group. He attended the Detroit College of Business.
Other directorships:	Mr. Mosanko has also served as a Vice Chairman of the Bank since February 2002.

Name:	Howard R. Ross
Age:	77
Director since:	September 1994
CoBiz board committee:	Executive Committee
Principal occupation and recent business experience:	Mr. Ross is a private investor and has served as President of H.R. Financial, Inc., a closely held investment company in which he is the principal shareholder, since May 1994. From August 1992 to March 1999, Mr. Ross served as a director of Western Capital, and, from August 1992 to July 1995, he served as Vice Chairman of the Board of River Valley Bank—Texas. He holds a B.S. degree in mechanical engineering from the Illinois Institute of Technology.
Other directorships:	Mr. Ross has served as a director of the Bank since March 1995.
Name:	Noel N. Rothman
Age:	74
Director since:	September 1994
CoBiz board committees:	Compensation Committee, Governance and Nominating Committee
Principal occupation and recent business experience:	Mr. Rothman is a private investor and has served as President of Namtor, Inc. ("Namtor"), a closely held business services company in which he has been a principal shareholder, since September 1985. Mr. Rothman attended Wayne State University.
Other directorships:	None.
Name:	Timothy J. Travis
Age:	59
Director since:	May 1998
CoBiz board committee:	Compensation Committee
Principal occupation and recent business experience:	Since November 1981, Mr. Travis has been the President and Chief Executive Officer of Eaton Metal Products Company, with which he has been employed since 1963. Mr. Travis is also Chairman of the Denver Area Council of Boy Scouts of America.
Other directorships:	None.

2.     Ratification of Independent Accountants

        The Board of Directors has appointed Deloitte & Touche LLP as the Company's independent accountants for the year ending December 31, 2004. Deloitte & Touche LLP has no relationship with the Company other than that arising from its engagement as independent accountants. See "Relationships with Independent Public Accountants" below. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

        The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent accountants for the year ending December 31, 2004.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors of the Company has standing Executive, Audit, Governance and Nominating, and Compensation Committees.

        The Company maintains an Internet website located at www.cobizinc.com on which, among other things, the Company makes available, free of charge, various reports that it files with or furnishes to the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. These reports are made available as soon as reasonably practicable after they are filed with or furnished to the Securities and Exchange Commission. The Company has also made available on its website its Corporate Governance Guidelines and its Code of Conduct and Ethics, as well as the charters for its Audit Committee, Governance and Nominating Committee, and Compensation Committee. To access these materials, visit the Company's website at www.cobizinc.com and select "Investor Relations," then select "Corporate Governance," and then select the name of the document you wish to view.

Executive Committee

        The Executive Committee is authorized to exercise certain of the powers of the Board of Directors, subject to ratification by the full Board of Directors, and meets as needed, usually in situations where it is not feasible to take action by the full Board of Directors. The Executive Committee is comprised of Messrs. Ross, Lorenz and Bangert.

Audit Committee

        The Audit Committee operates pursuant to a written Charter adopted by the Company's Board of Directors. A copy of that charter is attached as Appendix A to this proxy statement. The Audit Committee reports to the Board of Directors and has the responsibility to:

  •
  Oversee the accounting and financial reporting processes of the Company and the internal and external audit of the Company's financial statements;

  •
  Oversee the implementation of the system of internal control over financial reporting that management has established;

  •
  Appoint, compensate and oversee the work of any registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and resolve any disagreement between management and the auditor regarding financial reporting;

  •
  Provide an avenue for communication between internal audit, the independent accountants, financial management and the Board;

  •
  Consider and preapprove any audit and non-audit services proposed to be provided by the independent accountants; and

  •
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

        The Audit Committee consists of four members, Messrs. Burgamy, Chapman, Kipnis and Longust, all of whom are "independent" under the Nasdaq listing standards currently in effect. The Board of Directors has designated Mr. Chapman as its "audit committee financial expert," as defined in Item 401(h)(2) of Regulation S-K. The Board of Directors has determined that the Committee members do not have any relationship to the Company that may interfere with the exercise of independent judgment in carrying out their responsibilities. None of the Committee members are current officers or employees of the Company or its affiliates.

Governance and Nominating Committee

        The Governance and Nominating Committee has the responsibility to:

  •
  Identify individuals qualified to become Board members and recommend to the Board the director nominees for the next annual meeting of shareholders;

  •
  Recommend to the Board director candidates for each committee for appointment by the Board;

  •
  Lead the Board in its annual review of the Board's performance; and

  •
  Lead the Company in shaping the Company's corporate governance policies and practices and monitor compliance with those policies and practices.

        When evaluating whether an incumbent director should be nominated for reelection, the Nominating Committee reviews the director's overall service to the Company during their term, including the number of meetings attended, level of participation and quality of performance. When searching for new director candidates, the Nominating Committee canvasses its network of professional contacts to compile a list of potential candidates and may also engage a professional search firm if it deems appropriate. The Nominating Committee then meets to discuss and consider each candidate's qualifications and selects by majority vote a nominee to recommend to the full Board.

        Each member of the Governance and Nominating Committee must meet the independence requirements of the Nasdaq listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board. The Governance and Nominating Committee currently consists of Messrs. Burgamy and Rothman, each of whom is "independent" under the listing standards currently in effect.

Compensation Committee

        The Compensation Committee assists the Board in the discharge of its responsibilities relating to the fair and competitive compensation of the executives and other key employees of the Company, and in connection with the Company's employee benefit plans. The Compensation Committee has responsibility to:

  •
  Review and approve the Company's compensation philosophy;

  •
  Review and approve the executive compensation programs, plans and awards;

  •
  Administer the Company's bonus, stock-based and other incentive plans;

  •
  Issue an annual report on executive compensation; and

  •
  Review and approve general employee pension benefit plans of the Company and other benefit plans on an as-needed basis.

        The Compensation Committee is comprised of Messrs. Kennedy, Rothman and Travis, each of whom is independent under the Nasdaq listing standards currently in effect.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was at any time during 2003, or at any other time, an officer or employee of the Company or any of its subsidiaries. Furthermore, no executive officer of the Company served on the compensation committee or as a director of any other entity that had an executive officer who served as a director or on the Compensation Committee of the Company.

        The Bank has invested or committed to invest in several licensed Small Business Investment Companies ("SBIC") in which certain directors (including, in some cases, a member of the Compensation Committee) and executive officers of the Company also own interests. These investments and the interests of the directors and executive officers in the SBICs are described below.

        In July 1997, the Bank committed to purchase up to $500,000 of limited partnership interests in Prairie Capital Mezzanine Fund, L.P. ("Prairie Capital"), an investment fund that makes subordinated debt and preferred stock investments in a wide variety of small businesses throughout the United States. Prairie Capital is licensed as a Small Business Investment Company. As of December 31, 2003, the Bank's aggregate investment in Prairie Capital was $450,000, and the Bank was subject to additional capital calls of up to $50,000. Messrs. Bangert, Kipnis and Ross, Mr. Ross' wife and Namtor Denver Property LLC ("Namtor"), an entity controlled by Mr. Rothman, have made individual capital commitments to Prairie Capital in amounts of $2.0 million, $75,000, $2.0 million, $50,000 and $1.5 million, respectively, and own interests in Prairie Capital proportionate to their capital commitments. Messrs. Bangert and Ross are members of the advisory board of Prairie Capital. The general partner of Prairie Capital has agreed to make certain payments to the Bank, Messrs. Bangert and Ross, Mrs. Ross and Namtor (pro rata, in proportion to their respective investments in Prairie Capital) following the liquidation of Prairie Capital in the event that they do not realize an internal rate of return of at least 25% on their respective investments.

        In addition, the Bank has committed $1.0 million to a second fund, Prairie Capital Mezzanine Fund II, L.P. ("Prairie Capital II"). As of December 31, 2003, the Bank's aggregate investment in Prairie Capital II was $900,000, and the Bank was subject to additional capital calls of up to $100,000. Messrs. Bangert, Ross, Rothman and Burgamy have capital commitments to Prairie Capital II in amounts of $2.0 million, $3.6 million, $285,000 and $500,000, respectively, and own interests in Prairie Capital II proportionate to their capital commitments. The general partner of Prairie Capital II has not made any guarantees regarding the financial returns of this fund. Messrs. Bangert and Ross are members of the advisory board of Prairie Capital II.

        The Bank has also committed $1.0 million to a third fund, Prairie Capital Mezzanine Fund III, L.P. ("Prairie Capital III"). As of December 31, 2003, the Bank's aggregate investment in Prairie Capital III was $100,000, and the Bank was subject to additional capital calls of up to $900,000 in Prairie Capital III. Messrs. Bangert, Ross, Rothman and Burgamy have capital commitments to Prairie Capital III in amounts of $2.0 million, $2.0 million, $1.5 million and $500,000, respectively, and own interests in Prairie Capital III proportionate to their capital commitments. The general partner of Prairie Capital III has not made any guarantees regarding the financial returns of this fund. Messrs. Bangert and Ross are members of the advisory board of Prairie Capital III.

        The Company intends to participate in a new mezzanine fund to be called GMB Mezzanine Capital, L.P. (the "Mezz Fund"). The Mezz Fund's general partner, is Lakeside Capital Partners, LLC, ("the GP"). The Company has no ownership interest in the GP. However, the Company advanced start-up funding to the GP while it was forming and marketing the Mezz Fund and has committed to invest up to $7.5 million in the Mezz Fund. In return, the GP has agreed to allocate to CoBiz a portion of the GP's interest in the Mezz Fund. In addition, the GP executed a service agreement with Green Manning & Bunch, Ltd. ("GMB"), a wholly owned investment banking subsidiary of the Company for certain services that GMB provided to the GP during the Mezz Fund's formation. The service agreement provided for compensation to GMB on an agreed-upon basis at market rates. GMB recognized advisory fees of approximately $368,000 in the first quarter of 2004 related to services provided to the Mezz Fund. It is likely that directors and executive officers of the Company will also participate in the Mezz Fund.

MEETINGS OF THE BOARD AND COMMITTEES

        During 2003, the Board of Directors held four meetings, the Executive Committee held no meetings, the Audit Committee held four meetings, the Governance and Nominating Committee held four meetings and the Compensation Committee held four meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees on which he served.

        In addition to the meetings held by the full Audit Committee, the Audit Committee Chairman met with management and representatives of the Company's independent auditors on four separate occasions to review and discuss the Company's Annual Report on Form 10-K or Quarterly Reports on Form 10-Q prior to the filing of the documents with the Securities and Exchange Commission.

MANAGEMENT

Executive Officers

        Information regarding executive officers of the Company is set forth below:

Name	Age	Position
Steven Bangert	47	Chairman of the Board and Chief Executive Officer
Jonathan C. Lorenz	52	Vice Chairman of the Board
Richard J. Dalton	47	President
Kevin W. Ahern	41	Executive Vice President and Managing Director
Lyne B. Andrich	37	Executive Vice President and Chief Financial Officer

        Biographical information for Messrs. Bangert and Lorenz is set forth above under "Election of Directors."

        Richard J. Dalton has served as the President of the Company since May 2003. From January 1997 to May 2003, Mr. Dalton served as Executive Vice President and Chief Financial Officer of the Company. He is also a director of FDL, a subsidiary of the Company. From August 1992 to January 1998, Mr. Dalton was the Vice President of Western Capital. From August 1992 to June 1996, Mr. Dalton served as the President and Chief Executive Officer of River Valley Bank—Texas. He holds a B.S. degree in business administration from the University of Southern Colorado and an M.B.A. from the University of Colorado.

        Kevin W. Ahern has served as Executive Vice President and Managing Director of the Company since May 2003. From April 2000 to May 2003, Mr. Ahern served as Senior Vice President. Mr. Ahern's responsibilities include building and managing fee-based business lines for the Company, as well as oversight of the Company's asset and liability management. He is a director of FDL; CoBiz Insurance, Inc.; GMB and ACMG, all direct subsidiaries of the Company. From April 1997 to March 2000, Mr. Ahern was employed by Sterling Partners of Northbrook, Illinois, a private equity, venture capital and real estate investment firm, where he was a member of Sterling Finance Management, LLC, a consultant to Sterling Asset Management, L.L.C. and Sterling Venture Partners, L.P. and worked on a number of specialty-finance private equity transactions. From December 1991 to March 1997, Mr. Ahern was a Vice President and Senior Portfolio Manager for ING Investment Management in Denver, Colorado. He holds a B.S. degree in business administration from the University of Northern Colorado, an M.B.A. from the University of Connecticut and is a Chartered Financial Analyst.

        Lyne B. Andrich has served as Executive Vice President and Chief Financial Officer of the Company since May 2003. Ms. Andrich served as Senior Vice President and Controller of the Company from July 1999 until May 2003 and as Vice President and Controller of the Company from May 1997 to July 1999. She is also a director of CoBiz Insurance, Inc., a subsidiary of the Company. From November 1995 to May 1997, Ms. Andrich was a regional reporting manager for Key Bank of the Rocky Mountains. From June 1989 to November 1995, Ms. Andrich held several positions with Bank One, Colorado, including Assistant Controller, Financial Reporting Manager and internal auditor. She holds a B.S. degree in accounting from the University of Florida and is a Certified Public Accountant.

Executive Compensation

        The following table sets forth the cash and noncash compensation for fiscal years 2001, 2002 and 2003 awarded to or earned by (i) the individual who served as the Company's Chief Executive Officer ("CEO") in fiscal year 2003; and (ii) the Company's four most highly compensated executive officers, other than the CEO (collectively, with the CEO, the "Named Executive Officers"), who were serving as executive officers at the end of fiscal year 2003:

Summary Compensation Table

		Annual compensation(1)				Long term compensation
Name and principal position	Fiscal year	Salary(2)		Bonus(3)		Securities underlying options	All other compensation
Steven Bangert Chairman and CEO	2003 2002 2001	$ $ $	364,000 350,000 300,000	$ $ $	175,000 — 100,000	— 75,543 —	$ $ $	12,088 11,243 10,479	(4)
Jonathan C. Lorenz Vice Chairman	2003 2002 2001	$ $ $	259,583 250,000 225,000	$ $ $	112,500 — 80,000	2,410 44,560 6,000	$ $ $	12,969 11,243 10,479	(5)
Richard J. Dalton President	2003 2002 2001	$ $ $	198,854 172,500 155,000	$ $ $	86,250 — 40,000	— 30,227 6,000	$ $ $	12,902 10,593 9,560	(6)
Kevin W. Ahern Executive Vice President and Managing Director	2003 2002 2001	$ $ $	121,135 110,250 105,000	$ $ $	25,000 20,000 25,000	5,000 — 3,750	$ $ $	8,083 6,790 6,466	(7)
Lyne B. Andrich Executive Vice President and CFO	2003 2002 2001	$ $ $	112,269 90,400 80,000	$ $ $	20,340 18,000 17,750	50 10,000 3,750	$ $ $	7,462 5,599 4,915	(8)

(1)
The value of other annual compensation did not exceed the lesser of $50,000 or 10% of annual salary and bonus for any Named Executive Officer.

(2)
Actual salary paid in each fiscal year.

(3)
Actual bonus paid in each fiscal year.

(4)
All other compensation for 2003 consists of $971 in dollar value of term life insurance premiums paid by CoBiz for the benefit of Mr. Bangert, and $11,117 contributed to Mr. Bangert's account in the Company's 401(K) Plan.

(5)
All other compensation for 2003 consists of $971 in dollar value of term life insurance premiums paid by CoBiz for the benefit of Mr. Lorenz, and $11,998 contributed to Mr. Lorenz's account in the Company's 401(K) Plan.

(6)
All other compensation for 2003 consists of $971 in dollar value of term life insurance premiums paid by CoBiz for the benefit of Mr. Dalton, and $11,931 contributed to Mr. Dalton's account in the Company's 401(K) Plan.

(7)
All other compensation for 2003 consists of $824 in dollar value of term life insurance premiums paid by CoBiz for the benefit of Mr. Ahern, and $7,259 contributed to Mr. Ahern's account in the Company's 401(K) Plan.

(8)
All other compensation for 2003 consists of $770 in dollar value of term life insurance premiums paid by CoBiz for the benefit of Ms. Andrich, and $6,692 contributed to Ms. Andrich's account in the Company's 401(K) Plan.

        The following table summarizes individual grants of stock options made during the 2003 fiscal year to each of the Named Executive Officers:

Option Grants in 2003

						Potential realizable value at assumed annual rates of stock price appreciation for option term(5)
	Number of securities underlying options granted		Percent of total options granted to employees in 2003
Name				Exercise price(4)	Expiration date
						5%	10%
Kevin W. Ahern	5,000	(1)	2.6%	$17.46	1/16/2013	$31,210	$101,419
Lyne B. Andrich	50	(2)	(3)	$14.85	1/7/2013	$467	$1,184
Jonathan C. Lorenz	2,410	(2)	1.3%	$14.55	1/16/2013	$22,056	$55,897

(1)
Options granted vest 25% per year commencing one year from the date of grant becoming fully exercisable after four years.

(2)
Options granted immediately vested.

(3)
Less than 1%.

(4)
In each case, the exercise price was equal to or greater than the market price of the Common Stock on the date of grant.

(5)
The rates of appreciation used are for illustration only. No assurance can be given that actual experience will correspond to the assumed rates.

        The following table summarizes, on an aggregate basis, each exercise of stock options during the 2003 fiscal year by each of the Named Executive Officers and the 2003 fiscal year-end value of their unexercised options.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

			Number of securities underlying unexercised options at FY-end		Value of unexercised in-the-money options at FY-end(1)
Name	Shares acquired on exercise	Value realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven Bangert	—	$—	118,844	—	$438,843	$—
Jonathan C. Lorenz	—	$—	91,677	21,000	$915,954	$44,820
Richard J. Dalton	1,000	$15,690	57,294	17,250	$506,092	$43,245
Kevin W. Ahern	—	$—	11,250	12,500	$109,688	$65,438
Lyne B. Andrich	—	$—	20,868	12,000	$204,096	$34,538

(1)
Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the fair market value of the underlying common stock at December 31, 2003, based on the closing sale price of the common stock, as reported on the Nasdaq National Market of $18.42 per share, and the exercise price of the options ranging from $1.41 to $18.00 per share.

Stock Option Plans

        The Company has adopted several incentive stock option plans to reward and provide long-term incentives for directors and key employees of the Company. The term of all options issued may not exceed ten years. The significant terms of each plan are set forth below.

  •
  The 1995 Incentive Stock Option Plan (the "1995 Plan")

    The 1995 Plan permits the granting of Incentive Stock Options to officers and other key employees. The exercise price of options granted under the 1995 Plan must be at least 100% of the fair market value of the Common Stock on the date of grant. Options granted under the 1995 Plan vest in equal installments on each of the first four anniversaries of the date of grant. There are currently 1,464 shares remaining for issuance under the 1995 Plan.

  •
  The 1997 Incentive Stock Option Plan (the "1997 Plan")

    The 1997 Plan permits the granting of Incentive Stock Options to officers and other key employees. The exercise price of options granted under the 1997 Plan must be at least 100% of the fair market value of the Common Stock on the date of grant. Options granted under the 1997 Plan vest in equal installments on the first four anniversaries of the date of grant. There are currently 24,771 shares remaining for issuance under the 1997 Plan.

  •
  The 1998 Stock Incentive Plan (the "1998 Plan")

    The 1998 Plan permits the granting of Incentive Stock Options and non-qualified stock options to directors, officers and other key employees. The exercise price of options granted under the 1998 Plan must be at least 100% of the fair market value of the Common Stock on the date of grant. The Compensation Committee has the authority to establish the terms of vesting, payment and termination of options granted under the 1998 Plan. There are currently 12,683 shares remaining for issuance under the 1998 Plan.

  •
  First Capital Stock Incentive Plan (the "First Capital Plan")

    CoBiz assumed the First Capital Plan as part of its acquisition of First Capital Bank of Arizona. The First Capital Plan provides for the granting of Incentive Stock Options and non-qualified stock options. Options granted under the First Capital Plan vest 25% per year for the first two years and 50% in the third year. No additional options will be granted under the First Capital Plan.

  •
  The 2002 Equity Incentive Plan (the "2002 Plan")

    The 2002 Plan provides for the issuance of Incentive Stock Options and non-qualified stock options to officers and other key employees, as well as consultants and directors. The exercise price of Incentive Stock Options granted under the 2002 Plan must be at least 100% of the fair market value of the Common Stock on the date of grant, and the exercise price of non-qualified stock options must be at least 85% of the fair market value of the Common Stock on the date of grant. The Compensation Committee has the authority to establish the exercise price and the terms of vesting, payment and termination of options granted under the 2002 Plan. There are currently 171,124 shares remaining for issuance under the 2002 Plan.

        The following table sets forth certain information concerning all equity compensation plans previously approved by stockholders and all equity compensation plans not previously approved by the stockholders as of December 31, 2003. Options and exercise prices have been adjusted to reflect stock dividends.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation plans approved by security holders	1,460,612	$11.13	210,042
Equity compensation plans not approved by security holders	—	—	—

Total	1,460,612	$11.13	210,042

Employment Agreements

        The Company has entered into employment agreements with Kevin W. Ahern, Lyne B. Andrich, Richard J. Dalton and Jonathan C. Lorenz. Each such agreement is terminable at will by the Company or the employee and provides for annual salary and eligibility for a bonus and stock option grants. The agreements also provide certain fringe benefits including an automobile allowance or the use of a Company automobile, as well as an allowance for membership dues at a country, health or social club. Each such agreement provides that, during the term of the agreement and for one year thereafter, the employee is prohibited from soliciting any employees or customers of the Company or the Bank. In the event that the Company terminates the employment agreement for reasons other than "for cause" or constructively discharges the employee (for example, by materially decreasing his or her responsibilities or his or her compensation) or the employee's employment is terminated because of disability or death, the Company is required to pay the employee one full year of salary (including bonus) and maintain all other benefits for one full year after termination. Each such employment agreement requires the Company to make a lump sum payment to the employee in an amount equal to a multiple of the employee's annual compensation in the event that his or her employment is terminated within two years of the occurrence of certain types of changes of control of the Company or the Bank. Messrs. Ahern, Dalton and Lorenz and Ms. Andrich would have received lump-sum severance payments of $300,000, $570,000, $1,114,000 and $281,000, respectively, upon a termination of employment after such a change in control based on 2003 compensation.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors administers the Company's executive compensation program and establishes the salaries of the Company's executive officers. The

Compensation Committee consists of independent, non-employee directors who are appointed by the Board.

        The general philosophy of the Compensation Committee is to provide executive compensation designed to enhance shareholder value. To this end, the Compensation Committee designs compensation plans and incentives to link the financial interest of its executive officers to the interests of its shareholders and to encourage support of the Company's long-term goals. The Company and its subsidiaries are engaged in a highly competitive industry. In order to succeed, the Company must be able to attract and maintain qualified executives. To achieve this objective, the Company's Compensation Committee has structured executive compensation to include a fixed base salary component and a contingent component tied to operating performance. The Committee believes this compensation structure enables the Company to attract, retain and motivate key executives.

        In setting base compensation, the Compensation Committee considers the overall performance of each executive by reviewing the nature and scope of the executive officer's responsibilities as well as his or her effectiveness in supporting the Company's long-term goals. Periodic surveys are taken of compensation levels and benefit programs offered by other community banks, bank holding companies and other industries in our market area, which provide the Compensation Committee information on which to evaluate salary and compensation programs. In addition, the Committee may from time to time, retain an independent outside executive compensation consultant. The Committee has the authority to retain and terminate executive compensation consultants and to approve the arrangements with and fees paid to such compensation consultants. The Compensation Committee maintains a philosophy that a significant element of compensation of executive officers must be directly and materially linked to operating performance. The compensation plans provided to the executive officers are designed to accomplish that goal. In particular, cash bonuses are heavily dependent on the Company meeting or exceeding budgeted net income objectives, as well as asset quality standards. The incentive bonus plan for executive officers consists of various objective and subjective criteria related to areas for which each executive has responsibility as well as for Company-wide performance. In 2003, the performance measurements were based on various factors including: the Company meeting its net income objectives; the individual operating units' income contributions, non-interest income growth, control of non-interest expenses and asset quality; referrals between business lines; and growth objectives for total loans, total deposits and total assets.

        The 2003 salary level of the Company's Chief Executive Officer, Mr. Bangert, was established consistent with this compensation policy. The Compensation Committee conducted a review of Mr. Bangert's base compensation in January 2003. In its review, the Compensation Committee determined that the performance of Mr. Bangert was excellent, based upon the factors described above. As a result of this review, Mr. Bangert's salary was increased by $16,000 to $364,000. In addition, Mr. Bangert was awarded a cash performance bonus of $175,000 in 2003. He was not granted any incentive stock options in 2003. The Compensation Committee's decision as to Mr. Bangert's performance bonus was made after consideration of the Company's prior year's earning per share and achievement of certain growth objectives and strategic goals.

        The Company's stock incentive plans are an important component of the Company's compensation program for executive officers and other employees. The plans are intended to advance the interests of the Company and its shareholders by encouraging and enabling executive officers and other employees to acquire and retain a proprietary interest in the Company. Through stock option grants, the long-range interests of management and employees are aligned with those of shareholders as the optionees accumulate meaningful stakes in the Company. The Compensation Committee makes all decisions concerning the granting of stock options to executive officers. These decisions are made on a subjective basis and generally do not bear a specific relationship to any particular measure of the Company's performance. The Compensation Committee believes that the stock option program is a valuable tool in recruiting, retaining and motivating employees, including executive officers.

        The Company maintains a 401(k) retirement savings plan available to all eligible employees, including executive officers. Under the plan, the Company typically matches a portion of employee contributions. For 2003, employee contributions were matched up to a maximum of 6% of compensation. At December 31, 2003, all employer contributions made on behalf of executive officers were vested in accordance with the vesting schedule of the plan, generally four years from commencement of employment, on the basis of the officers' past service with the Company.

        The Compensation Committee believes that the base salary compensation provided to the executive officers of the Company, including the Named Executive Officers, is appropriate and reasonable in light of such executives' duties, performance and responsibilities and that the contingent forms of compensation provided through bonuses and stock options provide additional continuing incentives to executives in appropriate circumstances and are consistent with the benefits derived by shareholders of the Company.

        This report is submitted by the members of the Compensation Committee:

Noel N. Rothman, Chairman
Alan R. Kennedy
Timothy J. Travis

Compensation of Directors

        Each director who is not an employee receives an annual retainer fee of $6,000, with the exception of the Audit Committee Chairman who receives $11,000. Non-employee directors are also paid a fee of $1,000 for each meeting of the Board of Directors they attend. Non-employee members of the committees of the Board are also paid $1,000 for each meeting they attend, with the exception of Audit Committee, whose members receive $1,250. In addition, during 2003 each director who was not an officer of the Company received options to purchase 1,080 shares of Common Stock for $13.45 per share. Furthermore, any director who also served on the Bank's board of directors received an option to purchase an additional 360 shares of Common Stock for $13.45 per share and was paid $1,000 for each meeting of the Bank's Board they attended. Directors of the Company who are employees do not receive additional compensation for their services as directors or committee members. All directors are reimbursed for expenses incurred in attending board and committee meetings.

Stock Performance Comparisons

        The following table compares the cumulative total return on a hypothetical investment of $100 in CoBiz common stock on December 31, 1998 and the closing prices on December 31, 1999, 2000, 2001, 2002 and 2003, with the hypothetical cumulative total return on the Russell 2000 Index and the Nasdaq Bank Index for the comparable period.

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
CoBiz Inc.	$100.00	$118.16	$160.75	$192.26	$214.19	$268.86
Russell 2000 Index	$100.00	$121.11	$117.64	$120.65	$96.12	$141.20
NASDAQ Bank Index	$100.00	$94.28	$110.50	$124.34	$133.02	$176.37

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        A representative of Deloitte & Touche LLP, the Company's independent certified public accounting firm, is expected to be present at the Annual Meeting to respond to shareholders' questions and will have the opportunity to make a statement.

Independent Auditor Fees And Services

        The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche LLP:

	Fiscal year ended December 31, 2003	Fiscal year ended December 31, 2002
Audit fees(1)	$221,244	$210,700
Audit-related fees	—	—
Tax fees(2)	110,725	102,180
All other fees	—	—

	$331,969	$312,880

(1)
Fees for audit services performed in 2003 and 2002 consisted of:

a.
Audit of the Company's annual financial statements;

b.
Reviews of the Company's quarterly financial statements; and

c.
Statutory and regulatory audits, consents and other services related to Securities and Exchange Commission matters.

(2)
Fees for tax services billed and paid in 2003 and 2002 consisted of:

a.
Fees for tax compliance services totaled $102,325 and $93,180 in 2003 and 2002, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings and consisted of:

i.
Federal and state income tax return assistance;

ii.
Preparation and calculation of estimated tax payments; and

iii.
Assistance with inquiries from taxing authorities.

b.
Fees for tax planning and advice services totaled $8,400 and $9,000 in 2003 and 2002, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of:

i.
Tax advice related to structuring proposed mergers and acquisitions; and

ii.
Tax advice related to the application of certain state tax credits.

Pre-Approval of Services

        The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Company's independent auditor. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor in order to ensure that the provision of such services does not impair the independence of the independent auditor. The policy provides for the general pre-approval of specific types of audit, audit-related, tax and other services, gives guidance to management regarding the specific services that are eligible for general pre-approval and provides specific cost limits for each such service on an annual basis. The policy also provides that specific pre-approval of services to be provided by the independent auditor will be required if such services have not been generally pre-approved by the Audit Committee or if such services exceed specific de minimis limits.

        The policy provides that the Audit Committee may delegate pre-approval authority to one or more of its members. Any member or members of the Audit Committee to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating its responsibilities to pre-approve services to be performed by the independent auditor to management of the Company.

        The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

  (1)
  The service is not an audit, review or other attest service;

  (2)
  The aggregate amount of all such services provided under this provision does not exceed five percent of the total fees paid to the independent auditor in a given fiscal year;

  (3)
  Such services were not recognized at the time of the engagement to be non-audit services;

  (4)
  Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

  (5)
  The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

        During 2003, fees for tax services totaling $11,500 were approved under the de minimis provision.

AUDIT COMMITTEE REPORT

        The Audit Committee, in its oversight role over (1) the Company's financial accounting and reporting process, (2) the Company's system of internal control over financial reporting established by management and (3) the external audit process, has met with management and the independent auditors of the Company. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company's audited financial statements included the independent auditor's judgments about the quality, not just the acceptability, of the Company's accounting principles and underlying estimates used in the Company's financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards No. 61 ("SAS 61"), Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications ("SAS 90").

        The Audit Committee reviews and reports to the board of directors regarding the performance of the internal audit function and independent auditors, the integrity of the financial statements, management's efforts to maintain a system of internal control over financial reporting, and compliance with legal and regulatory requirements. The committee:

  (1)
  has reviewed and discussed the audited financial statements included in the Company's 2003 Annual Report and Form 10-K with management;

  (2)
  has discussed with the independent auditors the matters required to be discussed by SAS 61 and SAS 90;

  (3)
  has received from the independent accountants, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company; and

  (4)
  has discussed with the auditors the auditors' independence from the Company.

        Based upon this review, discussion, disclosures and materials described in (1) through (4) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2003 Annual Report on Form 10-K.

        This report is submitted by the Audit Committee.

Michael B. Burgamy, Chairman
Jerry W. Chapman
Mark S. Kipnis
Thomas M. Longust

PRINCIPAL SHAREHOLDERS

        The following table sets forth, as of March 31, 2004, certain information regarding beneficial ownership of the Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer and (iv) all of the Company's directors and executive officers as a group. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such owners.

Name and address of owner(1)	Number of shares beneficially owned	Percent of class(2)
Kevin W. Ahern(3)	27,207	*
Lyne B. Andrich(4)	29,694	*
Steven Bangert(5)	1,696,724	11.68%
Michael B. Burgamy(6)	179,838	1.24%
Jerry W. Chapman(7)	2,870	*
Richard J. Dalton(8)	182,426	1.26%
Alan R. Kennedy(9)	58,043	*
Mark S. Kipnis(10)	33,793	*
Thomas M. Longust(11)	48,610	*
Jonathan C. Lorenz(12)	293,616	2.02%
Evan Makovsky(13)	60,161	*
Harold F. Mosanko(14)	198,406	1.36%
Howard R. Ross(15)	2,010,689	13.92%
Noel N. Rothman(16)	1,198,033	8.29%
Timothy J. Travis(17)	62,518	*
All directors and executive officers as a group—15 persons(18)	6,082,628	40.74%

*
Less than 1% of shares outstanding.

(1)
The address of each of the above-named shareholders is c/o CoBiz Inc., 821 Seventeenth Street, Denver, Colorado 80202.

(2)
In calculating the percentage ownership of each individual and group, the number of shares outstanding includes any shares that the person or the group has the right to acquire within 60 days of March 31, 2004.

(3)
Includes 20,000 shares which may be issued upon the exercise of options held by Mr. Ahern which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(4)
Includes 21,368 shares which may be issued upon the exercise of options held by Ms. Andrich which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(5)
Includes 159,045 shares held by Mr. Bangert's minor children; 457,125 shares held by Hawthorne Colorado, Inc. ("Hawthorne"), an entity of which Mr. Bangert is a director and 50% shareholder; 91,751 shares held by Remount Capital LLC ("Remount"), an entity of which Mr. Bangert is a 50% shareholder; and 75,543 shares which may be issued upon the exercise of options which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(6)
Includes 16,500 shares held by Mr. Burgamy's wife and 12,813 shares which may be issued upon the exercise of options which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(7)
Includes 1,870 shares which may be issued upon the exercise of options held by Mr. Chapman which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(8)
Includes 63,294 shares which may be issued upon the exercise of options held by Mr. Dalton which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(9)
Includes 25,612 shares held in family trusts and 10,249 shares which may be issued upon the exercise of options held by Mr. Kennedy which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(10)
Includes 9,606 shares which may be issued upon the exercise of options held by Mr. Kipnis which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(11)
Includes 10,249 shares which may be issued upon the exercise of options held by Mr. Longust which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(12)
Includes 750 shares held by Mr. Lorenz's dependent children and 97,677 shares which may be issued upon the exercise of options which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(13)
Includes 1,375 shares held by Mr. Makovsky's wife; 32,500 shares held by the Shames-Makovsky Profit Sharing Plan, in which Mr. Makovsky is a participant and trustee; and 5,079 shares which may be issued upon the exercise of options which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(14)
Includes 48,784 shares held jointly with members of Mr. Mosanko's immediate family and 136,976 shares which may be issued upon the exercise of options which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(15)
Includes 46,542 shares held by Mr. Ross' wife; 457,125 shares held by Hawthorne, an entity of which Mr. Ross is a director and 50% shareholder; 91,751 shares held by Remount, an entity of which Mr. Ross is a 50% shareholder; and 1,055 shares which may be issued upon the exercise of options which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(16)
Includes 25,500 shares held by NaF Limited Partnership, an entity of which Mr. Rothman is a general partner; 79,132 shares held in various family trusts; and 7,018 shares which may be issued upon the exercise of options which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(17)
Includes 9,606 shares which may be issued upon the exercise of options held by Mr. Travis which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

(18)
Includes 482,403 shares which may be issued upon the exercise of options which are currently exercisable or will become exercisable within 60 days after March 31, 2004.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

        Our executive officers, key employees, directors and principal shareholders, members of their immediate families and businesses in which they hold controlling interests are our customers, and it is anticipated that such parties will continue to be our customers in the future. All outstanding loans and extensions of credit by us to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and, in our opinion, do not involve more than the normal risk of collectibility or contain other features unfavorable to us. At December 31, 2003, the aggregate balance of our loans and advances under existing lines of credit to these parties was approximately $9.5 million, or 1.0% of our total loans and leases.

        We lease our downtown Denver banking facility and executive and administrative offices from Kesef, LLC ("Kesef"), an entity in which Mr. Makovsky owns 20%. Under the lease, we pay approximately $111,000 per month for approximately 57,000 square feet of space. Messrs. Bangert, Lorenz, Ross and Rothman (through Namtor Denver Property LLC ("Namtor")) each previously owned a 16% interest in Kesef, but sold their interests in 2002. Kesef purchased the building in January 1998. The initial term of this lease is ten years, with an option to renew for an additional ten-year term at the current market rates.

        In addition, Shames-Makovsky Realty Company, an entity of which Mr. Makovsky is the majority owner and managing general partner, acts as the property management firm for our facility located in Surprise, Arizona, and receives compensation directly from the owning entity for its services. Shames-Makovsky Realty Company has also been engaged by the owners of our Northeast Denver location to act as their property manager.

        For additional information on certain relationships and transactions between the Company and certain officers, directors and principal shareholders, see "Committees of the Board of Directors—Compensation Committee Interlocks and Insider Participation" above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of the outstanding Common Stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5 with the SEC. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on a review of the copies of such forms furnished to the Company, each of the Company's directors, officers and beneficial owners of more than 10% of the outstanding Common Stock have filed all forms required by Section 16 of the Exchange Act in fiscal 2003, except that Messrs. Ahern, Chapman, Dalton, Kennedy, Kipnis, Longust, Lorenz, Rothman and Travis each failed to timely file one Form 4 with respect to one transaction, Messrs. Burgamy and Ross each failed to timely file three Form 4s with respect to one transaction per Form, and Mr. Makovsky failed to timely file four Form 4s with respect to one transaction per Form.

2003 ANNUAL REPORT TO SHAREHOLDERS

        Included with this Proxy Statement is the Company's 2003 Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

        Any shareholder of the Company who desires to make his or her thoughts known to an individual director of the Company, the Board or a committee of the Board may do so by mail to: Board of Directors, c/o CoBiz Inc., Corporate Secretary, 821 17th Street, Denver, Colorado 80202. The Secretary will forward all shareholder communications, other than communications that are not properly directed or are frivolous, to the individual director of the Company, the Board or a committee of the Board, as requested in the communication. This policy is intended to apply only to communications from shareholders in their capacities as such. Communications to the Company from one of its officers, employees or agents will only be forwarded to a director, the Board or a committee of the Board if the communication is made solely in the person's capacity as a shareholder. The policy does not apply to shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, which will be handled in accordance with applicable SEC rules.

SHAREHOLDER RECOMMENDATIONS OF DIRECTOR NOMINEES

        The Governance and Nominating Committee will consider individuals recommended by the shareholders of the Company to serve on the Board. Shareholders who wish to recommend individuals for consideration by the Governance and Nominating Committee may do so by submitting a written recommendation to: Director Nominations, c/o CoBiz Inc., Corporate Secretary, 821 17th Street, Denver, Colorado 80202. Submissions must include:

  •
  the name and address of the shareholder recommending such individual;

  •
  the number of shares of Common Stock beneficially owned by such shareholder;

  •
  any material interest or relationship that such recommending shareholder may have with the recommended individual;

  •
  biographical information concerning the recommended individual, including age and employment history (including employer names and a description of the employer's business);

  •
  all previous and current board directorships, or similar positions, held by the recommended individual; and

  •
  any other information that the shareholder believes would aid the Governance and Nominating Committee in its evaluation of the recommended individual.

        Submissions must be accompanied by a written consent of the individual recommended to stand for election if nominated by the Board and to serve if elected by the shareholders of the Company.

        The Nominating Committee believes that candidates for director should have the following minimum qualifications:

  •
  candidates should be of the highest ethical character and share the values of the Company as reflected in its Code of Conduct and Ethics;

  •
  candidates should have reputations, both personal and professional, consistent with the image and reputation of the Company;

  •
  each candidate should be highly accomplished in his or her respective field, with superior credentials and recognition.

  •
  each candidate should have relevant expertise and experience;

  •
  each candidate should have the ability to exercise sound business judgment; and

  •
  each candidate should be able to read and understand basic financial statements.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR
2005 ANNUAL MEETING

        Shareholder proposals submitted for inclusion in the Company's proxy statement for the Annual Meeting of Shareholders in the year 2005 must be received by the Secretary of the Company not later than December 17, 2004.

        If the Company does not receive notice of a matter or proposal to be considered for the 2005 Annual Meeting of Shareholders (whether or not the proponent thereof intends to include such matter or proposal in the proxy statement for such annual meeting) on or before March 2, 2005, then the persons appointed by the Board of Directors to act as proxies for such annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal raised at such annual meeting.

OTHER MATTERS

        The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the Annual Meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

        Whether or not you plan to attend the Annual Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed return envelope.

UPON WRITTEN REQUEST OF A BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THIS SHAREHOLDERS MEETING WHO DID NOT RECEIVE A COPY OF THE ENCLOSED ANNUAL REPORT TO SHAREHOLDERS, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, ACCOMPANIED BY A LIST BRIEFLY DESCRIBING ALL THE EXHIBITS THERETO AND NOT CONTAINED THEREIN. THE COMPANY WILL FURNISH A COPY OF ANY EXHIBIT UPON THE ADDITIONAL REQUEST OF SUCH PERSON AND THE PAYMENT OF A FEE OF $0.25 PER PAGE. ADDRESS ANY SUCH REQUESTS TO MARY PERROTT SMITH, SECRETARY OF THE BOARD OF DIRECTORS, COBIZ INC., 821 17TH STREET, DENVER, CO 80202. THE REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE MEETING, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE MEETING.

APPENDIX A

CoBiz Inc.
CoBiz Bank, N.A.

Audit Committee Charter

        This Charter shall govern the composition, oversight responsibility, authority and specific duties of the Audit Committee ("the Committee")of the Board of Directors ("the Board") of CoBiz Inc. and CoBiz Bank, N.A. (collectively, "the Company").

Composition

        The Committee will be comprised of three or more outside directors as determined by the Board. Each member of the Committee must be an "independent director" who is able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement, and no member of the Committee may have participated in the preparation of the financial statements of the Company or any then current subsidiary of the Company during the past three years. In addition, at least one member of the Committee will be a "financial expert" as that term is defined by the Securities and Exchange Commission ("the SEC").

        No person will be an "independent director" if that person (i) is an officer or employee of the Company or any of its subsidiaries, (ii) accepts directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof (other than fixed amounts of compensation under a retirement plan or deferred compensation arrangement for prior service with the Company, provided that such compensation is not contingent in any way on continued service), (iii) is an "affiliated person" (within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934) of the Company or any of its subsidiaries, or (iv) has any other relationship to the Company or any of its subsidiaries, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Without limiting the generality of the foregoing, no person will be considered independent who has any of the relationships specifically enumerated in Rule 4200(a)(15) of the Marketplace Rules ("the listing standards") of the Nasdaq Stock Market Inc. ("Nasdaq"). For purposes of this Charter, an "affiliated person" shall include, without limitation, a beneficial owner of more than 10% of any class of the Company's voting equity securities.

        The members of the Committee will be nominated by a nominating committee consisting solely of independent directors and elected annually at the organizational meeting of the full Board held in May and will be listed in the annual report to shareholders. The Committee will elect one of the members of the Committee as Committee Chair by a majority vote.

Responsibility

        The Committee is a part of the Board. Its primary function is to oversee the accounting and financial reporting processes of the Company and the internal and external audit of the Company's financial statements. The Committee will also oversee the implementation of the system of internal control over financial reporting that management has established. Without limiting the generality of the foregoing, the Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company (including the resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and each such registered public accounting firm will report directly to the Committee. In addition, the

Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Committee. The Committee will make regular reports to the Board concerning its activities.

        While the Committee has the responsibilities and powers set forth in this Charter, management is responsible for designing and implementing the financial reporting process, preparing consolidated financial statements in accordance with generally accepted accounting principles and designing and implementing the system of internal controls and procedures to ensure compliance with the accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and conducting the annual audit of the Company's consolidated financial statements and for performing other audit, review and attest services for which they are retained. The Committee's responsibility is to oversee these processes and procedures. Except as otherwise expressly required by law or this Charter, the members of the Committee do not have to be experts in the fields of accounting or auditing or in evaluating auditor independence. The Committee may rely, without independent verification, on the information and reports provided to it by management and the independent accountants unless it believes that such information or report is inaccurate, incomplete or otherwise unreliable. As the Committee may deem appropriate, the Committee may obtain and rely upon expert advice as to applicable rules of the SEC, the listing standards of Nasdaq, Statements on Auditing Standards and other accounting, legal and regulatory provisions. The Committee's role is not to provide an independent basis to determine that management has maintained appropriate accounting and reporting procedures or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable law and regulations, but rather to oversee the process in which those determinations are made by the independent accountants.

Authority

        The Committee shall have all necessary authority to perform its responsibilities under this Charter, including, without limitation, the authority to investigate any matter or activity involving financial accounting, financial reporting or the internal controls of the Company. The Committee will have the authority to retain independent counsel and other advisers as it determines necessary to carry out its duties. All employees will be directed to cooperate in any investigation or inquiry as requested by the Committee.

Funding

        The Committee will have authority to authorize, in its capacity as a committee of the board of directors, any appropriate funding, as determined by the Committee, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any counsel or other advisor retained by the Committee and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Meetings

        The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate sessions with the chief financial officer, independent accountants and internal auditors at least once each year and at other times when considered appropriate.

Attendance

        Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

Specific Duties

        In carrying out its oversight responsibilities, the Committee will:

  1.
  Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable laws and regulations and the listing standards of Nasdaq.

  2.
  Review with the Company's management, internal auditors and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

  3.
  Review with the Company's management, internal auditors and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

  4.
  Review the scope of internal auditors' work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

  5.
  Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

  6.
  Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

  7.
  Actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants with respect to any relationship or services disclosed by the independent accountants that may impact the objectivity and independence of the independent accountants and take, or recommend that the Board take, appropriate action to oversee the independence of the independent accountants.

  8.
  Consider and preapprove any audit and non-audit services proposed to be provided by the independent accountants, other than non-audit services permitted under Section 10A of the Securities Exchange Act of 1934 or by regulations adopted from time to time by the Public Company Accounting Oversight Board. Advise the Company's officers of any non-audit services that are approved by the Committee so that they may be disclosed in the Company's periodic reports to the Commission. The Committee may designate one or more members of the Committee to grant preapprovals.

  9.
  Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive confirmation from the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case.

  10.
  At the completion of the annual audit, review with management, internal auditors and the independent accountants the following:

  •
  The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and in Form 10-K.

  •
  Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

  •
  Significant changes to the audit plan, if any, and any disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

  •
  Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

  •
  If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

  11.
  Receive and review all reports that the Company's independent accountants are required to make to the Committee and take such action, if any, on the basis thereof as the Committee deems appropriate.

  12.
  Prepare and issue the report of the Committee required under SEC rules to be included in the Company's annual proxy statement. This charter is to be published as an appendix to the proxy statement every three years.

  13.
  Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

  14.
  Meet with management, internal auditors and the independent accountants to discuss any relevant recommendations that the independent accountants may have, particularly those characterized as "material' or "serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the recommendations.

  15.
  Review the appointment and replacement of the senior internal audit executive.

  16.
  Review with management, internal auditors and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company's employees that may have a material impact on the financial statements.

  17.
  Review earnings press releases with management including any non-GAAP financial measure identified in any such press release.

  18.
  Review and discuss with management the Company's annual financial statements, quarterly financial statements and all internal control reports. Review other relevant reports of financial information submitted by the Company to any governmental body, or the public, including management's certifications as required by the Sarbanes Oxley Act of 2002.

  19.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  20.
  Provide information to the Company's officers as to whether, and if not, the reasons therefor, at least one member of the Committee is a "financial expert," as defined under rules adopted by the Commission so that appropriate disclosure can be made in the Company's periodic reports to the Commission.

Construction

        This Charter is intended to comply with all applicable requirements of the Securities Exchange Act of 1934, the rules of the SEC and the listing standards of Nasdaq and shall be interpreted and applied to give effect to that intent. The Company may avail itself of any exception to such requirements, whether or not set forth in this Charter and, while any such exception is available, the Committee shall be deemed in compliance with the requirement of this Charter to which the exception relates.

CoBiz Inc.	000000 0000000000 0 0000
000000000.000 ext 000000000.000 ext 000000000.000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
C 1234567890 J N T
☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A
Election of Directors

1.
The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01–Steven Bangert	☐	☐	05–Jonathan C. Lorenz	☐	☐	09–Noel N. Rothman	☐	☐
02–Michael B. Burgamy	☐	☐	06–Evan Makovsky	☐	☐	10–Timothy J. Travis	☐	☐
03–Jerry W. Chapman	☐	☐	07–Harold F. Mosanko	☐	☐
04–Thomas M. Longust	☐	☐	08–Howard R. Ross	☐	☐
B
Issues

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	RATIFICATION OF INDEPENDENT ACCOUNTANTS	☐	☐	☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR items 1 and 2 above.

C
Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as your name appears on the certificate or certificates representing shares to be voted by this proxy, as shown above. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)
		/ /

	1 U P X HHH P P P P	003175

Proxy—CoBiz Inc.

821 17th Street
Denver, Colorado 80202
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 16, 2004, hereby appoints Steven Bangert and Jonathan C. Lorenz proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of CoBiz Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of CoBiz Inc. to be held on May 20, 2004 at the Hotel Monaco, 1717 Champa Street, Denver, Colorado 80202 at 8:00 a.m., M.D.T., and any adjournment thereof.

QuickLinks

COBIZ INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
COBIZ INC. PROXY STATEMENT
GENERAL INFORMATION
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
NOMINEES FOR DIRECTOR
COMMITTEES OF THE BOARD OF DIRECTORS
MEETINGS OF THE BOARD AND COMMITTEES
MANAGEMENT
Summary Compensation Table
Option Grants in 2003
Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT COMMITTEE REPORT
PRINCIPAL SHAREHOLDERS
CERTAIN RELATIONSHIPS AND TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
2003 ANNUAL REPORT TO SHAREHOLDERS
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
SHAREHOLDER RECOMMENDATIONS OF DIRECTOR NOMINEES
SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS
APPENDIX A
Audit Committee Charter